Exhibit 5.1

PTL Limited	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/JTC/512238.00002

November 10, 2025

Dear Sirs

PTL Limited (the Company)

We have acted as British Virgin Islands legal counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), to be filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act). The Registration Statement relates to the offering and sale from time to time (the Offering), as set forth in the Registration Statement and the form of prospectus contained therein (the Prospectus) of the following securities (collectively, the Securities):

(a)	class A ordinary shares of no par value each (the Class A Ordinary Shares);

(b)	share purchase contracts including contracts obligating holders to purchase from the Company, and obligating the Company to sell to the holders, a specified number of Class A Ordinary Shares or other securities registered under the Registration Statement at a future date or dates (the Share Purchase Contracts), which may be issued separately or as part of units consisting of a Share Purchase Contract and other Securities registered under the Registration Statement (the Share Purchase Units);

(c)	warrants to purchase the Class A Ordinary Shares, Debt Securities (as defined below) or any combination thereof (the Warrants), which may be issued independently or together with the Class A Ordinary Shares and other Securities registered under the Registration Statement pursuant to an applicable warrant agreement (the Warrant Agreement) and the warrant certificate (the Warrant Certificate, and together with the Warrant Agreement, the Warrant Documents) to be entered into by the Company and any warrant agent;

(d)	debt securities to be issued (the Debt Securities) pursuant to the applicable indenture to be entered into by the Company (the Indenture);

(e)	rights to purchase the Class A Ordinary Shares (the Rights) pursuant to a rights agent agreement (the Rights Agreement) and the rights certificate (the Rights Certificate, and together with the Rights Agreement, the Rights Documents) to be entered into among the Company and any rights agent; and/or

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Cecilia Li Yuki Yan David Lin Alan Wong Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(f)	units comprising any combination of the foregoing Securities (the Units) pursuant to a unit agreement (the Unit Agreement) and the unit certificate (the Unit Certificate, and together with the Unit Agreement, the Unit Documents) to be entered into between the Company and any unit agent.

The Share Purchase Contracts, the Share Purchase Units, the Warrant Documents, the Indenture, the Rights Documents and the Unit Documents are collectively referred to as the Issuance Documents.

We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the Prospectus contained therein and that this opinion is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus other than as expressly stated herein with respect to the issue of the Securities.

We are furnishing this opinion as Exhibit 5.1 and Exhibit 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined below). The headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands (the Registrar) on 6 November 2025 (the Company Registry Records), including:

(i)	a copy of the certificate of incorporation of the Company dated 29 December 2023,

(ii)	a copy of the memorandum and articles of association of the Company filed with the Registrar of Corporate Affairs in the British Virgin Islands (the Registrar) on 29 December 2023;

(iii)	a copy of the amended and restated memorandum and articles of association of the Company filed with the Registrar on 11 July 2024; and

(iv)	a copy of the amended and restated memorandum and articles of association of the Company filed with the Registrar on 18 June 2025 (the Memorandum and Articles);

(b)	the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 6 November 2025 (the Court Records, together with the Company Registry Records, the Public Records);

(c)	a copy of the certificate of incumbency in respect of the Company dated 7 April 2025 (the Certificate of Incumbency) issued by the registered agent of the Company;

(d)	a copy of the register of directors of the Company provided to us on 6 November 2025 (the ROD);

(e)	copies of the listed shareholder lists of the Company provided to us on 6 November 2025 (the ROM, and together with the ROD, the Registers);

(f)	a copy of the written resolutions of all of the directors of the Company dated 7 November 2025 approving among others, the Company’s filing of the Registration Statement, the Offering and the issuance of the Securities (the Board Resolutions); and

(g)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Certificate of Incumbency and the Registers is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Company has complied with, or will comply with when due, its obligations to file (unless the Company is within one of the statutory exceptions to the obligations to file) a financial return, its register of directors, its register of members and its beneficial ownership information pursuant to the BVI Business Companies Act (Revised) (the BCA);

(g)	the Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him in approving the Offering and the transactions set out in the Board Resolutions, and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	all parties other than the Company have the capacity, power and authority to enter into and perform their obligations under all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto have been duly authorised;

(i)	the Issuance Documents, the Debt Securities issuable under the Indenture, the Warrants issuable under the Warrant Documents, the Rights issuable under the Rights Documents and the Units issuable under the Unit Documents have been, or will be, authorised and duly executed and unconditionally delivered by an authorised person for and on behalf of all relevant parties (including the Board (as defined below)) in accordance with all relevant laws;

(j)	the Issuance Documents, the Debt Securities issuable under the Indenture, the Warrants issuable under the Warrant Documents, the Rights issuable under the Rights Documents and the Units issuable under the Unit Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws(the Relevant Law) (other than, with respect to the Company, the laws of the British Virgin Islands);

(k)	the choice of the Relevant Law as the governing law of the Issuance Documents, the Debt Securities issuable under the Indenture, Warrants issuable under the Warrant Documents, the Rights issuable under the Rights Documents and the Units issuable under the Unit Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the British Virgin Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the British Virgin Islands)

(l)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any Securities and none of the Securities have been offered or issued to residents of the British Virgin Islands;

(m)	all necessary corporate action will be taken to authorize and approve any issuance of Securities and the terms of the offering of such Securities thereof and any other related matters and that the applicable definitive purchase, Indenture, Warrant Documents, Rights Documents, Unit Documents, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(n)	the Company is, and after the issuance of any Securities will be able to pay its liabilities as they fall due and the value of assets of the Company will not be less than the sum of the total liabilities of the Company;

(o)	the information and each of the documents disclosed by the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the laws of the British Virgin Islands to be delivered for registration, which was not included and available for inspection in the Public Records;

(p)	there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; and

(q)	the Company is not a land owning company for the purposes of Section 242 of the BCA meaning that neither it nor any of its subsidiaries has an interest in any land in the British Virgin Islands.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company is a company duly incorporated with limited liability under the BCA on 29 December 2023 and is validly existing and in good standing under the laws of the British Virgin Islands.

Maximum Number of Shares Authorised to Issue

(b)	Based solely on the Memorandum and Articles, the Company is authorised to issue (i) unlimited Class A Ordinary Shares with no par value each; and (ii) unlimited Class B Ordinary Shares with no par value each.

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance and sale of the Securities under the Registration Statement and the Prospectus.

Class A Ordinary Shares

(d)	With respect to the Class A Ordinary Shares, when

(i)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve the issuance and allotment of the Class A Ordinary Shares, the terms of the offering of the Class A Ordinary Shares and any other related matters;

(ii)	the provisions of the memorandum and articles of association of the Company then in effect, the Registration Statement and any relevant prospectus supplement, and the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein has been made; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Class A Ordinary Shares as fully paid shares and the subscription price of such Class A Ordinary Shares has been fully paid in cash or other consideration approved by the Board, the Class A Ordinary Shares will be recognised as having been duly authorized and validly issued, fully paid and non-assessable.

Share Purchase Contracts

(e)	With respect to the Share Purchase Contracts to be issued, when

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Share Purchase Contracts and to approve the execution and issue thereof, the terms of the offering thereof and related matters; and

(ii)	the Share Purchase Contracts have been duly executed on behalf of the Company, countersigned and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, the Share Purchase Contracts will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of the Company.

Share Purchase Units

(f)	With respect to the Share Purchase Units to be issued, when

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Share Purchase Units and to approve the issue of the Share Purchase Contracts and other Securities which are components thereof, the terms of the offering thereof and related matters;

(ii)	a Share Purchase Units Agreement relating to the Share Purchase Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and the unit agent designated thereunder; and

(iii)	the Share Purchase Units (including the Share Purchase Units Certificates) and any Share Purchase Contracts and other Securities which are components of the Share Purchase Units have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable Share Purchase Units (including the Share Purchase Units Certificates), (B) the applicable Share Purchase Contracts, (C) other applicable Securities which are components of the Share Purchase Units and (D) the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, and the terms of the Registration Statement and any relevant prospectus supplement, the Share Purchase Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Warrants

(g)	With respect to the Warrants to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	a Warrant Agreement relating to the Warrants shall have been duly authorised and validly executed and unconditionally delivered by the Company and the warrant agent designated thereunder; and

(iii)	the Warrant Certificates have been duly executed, countersigned, registered and delivered in accordance with the applicable Warrant Agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, and the terms of the Registration Statement and any relevant prospectus supplement, the Warrants will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Debt Securities

(h)	With respect to the Debt Securities to be issued, when

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	an Indenture relating to the Debt Securities shall have been duly authorised and validly executed and unconditionally delivered by the Company and all the relevant parties thereunder; and

(iii)	the Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the applicable Indenture relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with the terms of the Registration Statement and any relevant prospectus supplement, the Debt Securities issued pursuant to the applicable Indenture will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of the Company.

Rights

(i)	With respect to the Rights to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	a Rights Agreement relating to the Rights shall have been duly authorised and validly executed and unconditionally delivered by the Company and the rights agent designated thereunder; and

(iii)	the Rights Certificates have been duly executed, countersigned, registered and delivered in accordance with the applicable Rights Agreement relating to the Rights and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, and the terms of the Registration Statement and any relevant prospectus supplement, the Rights will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Units

(j)	With respect to each issue of Units, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Units and to approve the issue of the Securities which are components thereof, the terms of the offering thereof and related matters;

(ii)	a Unit Agreement relating to the Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and the unit agent designated thereunder; and

(iii)	the Units (including the Unit Certificates) and any Securities which are components of the Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable Unit Documents relating to the Units, (B) the applicable Warrant Documents relating to any Warrants which are components of the Units, (C) the applicable Rights Documents relating to any Rights which are components of the Units and (D) the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, and the terms of the Registration Statement and any relevant prospectus supplement, the Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Taxation

(k)	No taxes, stamp duties, other duties, fees or charges are payable (by assessment, withholding, deduction or otherwise) to the government of the British Virgin Islands in respect of the Offering.

(l)	There is no withholding tax, capital gains tax, capital transfer tax, estate duty, inheritance tax, succession tax or gift tax in the British Virgin Islands and any dividends, interest, rents, royalties, compensations and other amounts paid by the Company are exempt from any taxation in the British Virgin Islands imposed under the British Virgin Islands Income Tax Ordinance (Cap 206). In particular, section 242 of the BCA provides the Company with a statutory exemption from all forms of taxation in the British Virgin Islands.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the British Virgin Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee and/or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies in the British Virgin Islands.

Under the BCA, a copy of the Company’s register of directors which is complete must be filed by the Company at the Registry of Corporate Affairs. Failure to make this filing will render the Company liable to a penalty fee and if the filing is not made within the requisite time period or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies.

Under the BCA, an annual financial return, in the prescribed form, must be filed by the Company with its registered agent in respect of each year for which one is due within the timeframe prescribed by the BCA for that year (unless the Company is within one of the statutory exceptions to the obligation to file). Failure to make this filing when due will render the Company liable to a penalty fee and where the Company is liable to the maximum penalty and has not filed its annual return, the Company will be liable to be struck off and dissolved from the Register of Companies.

Under the BCA, unless the Company is within one of the statutory exceptions to the obligation to file and is compliant with any conditions for the relevant exception(s) to apply, a copy of the Company’s register of members which is complete and certain prescribed beneficial ownership information for the Company must be filed by the Company at the Registry of Corporate Affairs. Failure to make these filings will render the Company liable to penalty fees and if the filings are not made within the requisite time period or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies.

For the purposes of this opinion “in good standing” means only that as of the date of this opinion it appears from our searches of the Public Records and on the basis of certain of the assumptions made in paragraph 2 being correct the Company is in good standing. We have made no enquiries into the Company’s good standing with respect to any other filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA. We have made no enquiries into whether the copy of the register of directors, the copy of the register of members or the Company’s beneficial ownership information filed at the Registry of Corporate Affairs matches the details set out on the Certificate of Incumbency or whether the annual return filed by the Company with its registered agent is in the prescribed form as required pursuant to the BCA.

4.3	The Public Records and our searches thereof may not reveal the following:

(a)	in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search or notifications made to the Registrar of Corporate Affairs by its registered agent of any failure by any Company to file its register of directors, register of members, beneficial ownership information and/or annual return as required and within the time frame prescribed by the BCA;

(b)	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

(c)	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

(e)	the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(f)	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

(g)	while it is a requirement under Section 118 of the Insolvency Act that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the British Virgin Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the British Virgin Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific British Virgin Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Liabilities” and “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the offer and sale of the Securities and while the Registration Statement is effective.

Yours faithfully

Ogier